Exhibit 10.4
EASTON BELL SPORTS, LLC
2006 Equity Incentive Plan
(as of March 16, 2006)
     1. Purpose.
          The purpose of this 2006 Equity Incentive Plan (as amended from time to time, the “Plan”) is to advance the interests of Easton Bell Sports, LLC, a Delaware limited liability company (the “Company”), by enhancing the ability of the Company and its Subsidiaries (as defined below) to attract and retain managers, directors, employees, consultants or advisers who are in a position to make significant contributions to the success of the Company, to reward such Persons for their contributions and to encourage such Persons to take into account the long-term interests of the Company and its Subsidiaries. The Plan provides for the award of Class B Common Units of the Company (the “Units”). The Plan amends and restates the Company’s 2003 Equity Incentive Plan, as amended.
     2. Eligibility for Awards.
          Persons (as defined below) eligible to receive awards under the Plan shall be all managers and directors (including managers and directors who are not employees) of the Company and all executive officers of the Company and its Subsidiaries and other employees, consultants and advisers who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its Subsidiaries; provided, however, that the Investors and their successors and assigns shall not be eligible to receive awards under the Plan (the “Participants”).
     3. Administration.
          The Plan shall be administered by the Board of Managers or, if applicable, the successors and assigns of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan: (a) to grant awards to such Participants as the Board may select; (b) to determine the time or times when awards shall be granted and the number of Units subject to each award; (c) to determine the terms and conditions of each award; (d) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to tune; (e) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and any award granted hereunder and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan or any award granted hereunder. Such determinations of the Board shall be conclusive and shall bind all Persons. Subject to Section 8, the Board also shall have the authority, both generally and in particular instances, to waive compliance by any Participant with any obligation to be performed by such Participant under any award, to waive any condition or provision of any award and to amend or cancel any award (and if any award is canceled, to grant a new award on such terms as the Board shall specify); provided, however, that except as expressly provided in the Plan or in any award granted hereunder, the Board may not take any action with respect to any outstanding award that would adversely affect the rights of the Participant under such award without the written consent of two-thirds of Participants so affected. Nothing in the immediately preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 5(c) or 6(g).
          The Board may, in its sole discretion, delegate some or all of its powers with respect to the Plan to a committee (the “Committee”), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two managers. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.
          In the event that, at the time of a Change of Control, there are Units subject to this Plan which have not at any time been awarded to a Participant (the “Unallocated Units”), such Unallocated Units shall be awarded prior to such Change of Control in amounts and to Participants who are employees or officers of the Company and its Subsidiaries, in such amounts as determined by the Board after consultation with the Chief Executive Officer of the Company, and shall have a Distribution Threshold equal to zero (0).
     4. Effective Date and Term of Plan.
          The effective date of the Plan is March 16, 2006, the date on which it was approved and adopted by the Board (the “Effective Date”)..
          Except as otherwise determined by the Board, no awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond such date.
     5. Units Subject to the Plan.
          (a) Number of Units. Subject to adjustment as provided in Section 5(c), the aggregate number of Units that may be awarded under the Plan shall be 38,381,983.682 Units. If any award granted under the Plan terminates without having been Vested in full, the number of Units as to which such award was not Vested shall be available for future grants within the limits set forth in this Section 5(a).
          (b) Units to Be Delivered. Units delivered under the Plan shall be authorized but unissued Units or, if the Board in its sole discretion so decides, previously issued Units acquired by the Company.
          (c) Changes in Units. In the event that the Company (i) pays a dividend or makes a distribution on the Class A Common Units of the Company or the Class B Common Units of the Company (collectively, the “Common Units”) in Units, (ii) subdivides its outstanding Common Units into a greater number of Units, (iii) combines its outstanding Common Units into a smaller number of Units, (iv) issues by reclassification of its Common Units any Common Units, (v) enters into any agreement relating to the recapitalization of the Company, then the number and kind of Units or other securities of the Company subject to awards then outstanding or subsequently granted under the Plan, the maximum number of Units or other securities that may be delivered under the Plan and other relevant provisions shall be appropriately adjusted by the Board in an equitable manner which provides similar treatment to similarly situated Participants, and the Board’s determination shall be binding on all Persons.
          The Board shall consider adjusting the number of Units or other securities subject to outstanding awards and the Distribution Threshold and other terms of outstanding awards in an equitable manner which provides similar treatment to similarly situated Participants so that the Units granted hereunder constitute a continuing incentive following any changes in accounting practices or principles, extraordinary dividends, consolidations or mergers, acquisitions, or dispositions of stock or property, in each case if it is determined by the Board that such adjustment is necessary, advisable or appropriate.
     6. Terms and Conditions of Units.
          (a) Distribution Threshold. The “Distribution Threshold” with respect to each Unit shall be the amount specified by the Board of Managers at the time of its issuance, provided that such amount shall not be less than (x) the amount of Distributions (as defined in the LLC Agreement) to which such Unit would be entitled (if its Distribution Threshold were zero) under Section 5.1(a)(iv) of the LLC Agreement if, immediately after the issuance of such Unit, all the assets of the Company were sold for their respective Fair Values (as defined in the LLC Agreement) the liabilities of the Company were paid in full, and the remaining proceeds were distributed in accordance with Section 5.1 of the LLC Agreement, minus (y) any amount contributed in respect of such Unit.
          (b) Vesting of Units. A Unit shall be vested (“Vested”) during such period or periods as the Board may specify; provided, however, that the Board shall not change the Vesting provisions set forth in any Unit certificate or grant following its issuance in a manner that adversely affects the holder thereof. In the case of a Unit not immediately Vested in full, the Board may at any time accelerate the time at which all or any part of the Unit may become Vested.
          (c) Nontransferability of Awards; Transfer of Units. Except as otherwise set forth in a Unit certificate, or in the LLC Agreement, no award may be transferred other than to a trust or to a family limited partnership or similar entity created by such Participant for the benefit of such Participant for estate planning purposes, or by will or the laws of descent and distribution.
          In the absence of an effective registration statement under the Securities Act relating to a transfer of Units, the Company shall not be required to register such transfer of Units on its books unless the Company shall have been provided with a legal opinion satisfactory to the Company in form and substance from counsel reasonably satisfactory to the Company prior to such transfer that registration under the Securities Act is not required in connection with the transaction resulting in such transfer. Each certificate evidencing such Units or issued upon any transfer of such Units shall bear an appropriate restrictive legend, except that such certificate shall not bear such a restrictive legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the Securities Act. Nothing in this paragraph shall modify or otherwise affect the provisions applicable to the Units under, or the obligations of the Participants pursuant to, the LLC Agreement of the Company.
          (d) Termination for Cause. Except as otherwise set forth in a Unit certificate or award, or any employment agreement with the Company or any of its Subsidiaries, if any, if a Participant’s employment with the Company or any of its Subsidiaries is terminated for Cause (as defined below), all Vested and unvested awards held by such Participant shall terminate immediately upon such Participant’s discharge.
          Except as otherwise set forth in a Unit certificate or award, or any employment agreement with the Company or any of its Subsidiaries the following events or conditions, as determined by the Board in its reasonable judgment, shall constitute “Cause” for termination: (i) the Participant’s refusal or willful failure to substantially perform his duties within three (3) days after a written demand for performance is delivered to the Participant by the Board or the Board’s designee which identifies the manner in which it is believed that the Participant has failed to perform his duties; (ii) the Participant’s gross negligence or willful misconduct with regard to the Company, or its Subsidiaries or their Affiliates which has a material adverse impact on the Company, its Subsidiaries or their Affiliates, whether economic, or reputation wise or otherwise, as determined by the Board; (iii) the Participant’s indictment for, charge or conviction of, or pleading nolo contendere to, (A) a felony or any crime involving fraud, or material dishonesty or (B) any felony or crime involving moral turpitude that might reasonably be expected to adversely affect the Company or its Subsidiaries or any of their Affiliates, (iv) the Participant’s refusal or willful failure to follow a lawful, written direction of the Board or its designee, within the scope of the Participant’s duties within three (3) days after written notice has been given to the Participant by the Board that failure to follow the direction will be grounds for termination for cause; (v) the Participant’s theft, fraud, or any material act of dishonesty related to the Company or any of its Subsidiaries or their Affiliates, or (vi) the Participant’s breach of a fiduciary duty owed to the Company or any of its Subsidiaries or their Affiliates.
          (e) Other Termination. Except as otherwise set forth in a Unit certificate or award, or any employment agreement with the Company or any of its Subsidiaries, if a Participant’s employment with the Company and its Subsidiaries terminates for any reason other than termination for Cause, then any award held by such Participant that is not Vested prior to the date of such termination of employment shall immediately terminate.
          For purposes of this Section 6(e), employment shall not be considered terminated (1) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as a Participant’s right to reemployment is guaranteed either by statute or by contract, or (2) in the case of a transfer of employment between the Company and any of its Subsidiaries or between any of its Subsidiaries.
          (f) Termination of Service of Non-Employees. In the case of any Participant who is not an employee of the Company or any of its Subsidiaries, provisions relating to the awards following termination of service shall be specified in the Unit certificate or award.
          (g) Mergers, etc. Except as otherwise set forth in any Unit award, in the event of a consolidation or merger between the Company and any Person (other than Fenway Partners

Capital Fund II, L.P. or any of its Affiliates (without regard to the last sentence of the definition thereof), whether or not the Company is the surviving corporation, all outstanding awards which are not Vested at the time of such merger or consolidation (each an “Unvested award”) shall thereupon terminate; provided, however, that at least 20 days prior to the effective date of any such merger or consolidation, the Board, in its sole discretion, may either (i) make some or all of such Unvested awards Vested immediately prior to the consummation of such merger or consolidation, or (ii) if there is a surviving or acquiring corporation or other related entity, arrange, subject to the consummation of such merger or consolidation, to have such corporation or related entity or an Affiliate of such corporation or related entity grant to Participants replacement awards for such Unvested awards which provide similar treatment and comparable value to similarly situated Participants.
          Except as otherwise set forth in any Unit award, in the event of a consolidation or merger between the Company and either Fenway Partners Capital Fund II, L.P. or any of its Affiliates (without regard to the last sentence of the definition thereof), whether or not the Company is the surviving corporation, all Unvested awards shall thereupon terminate; provided, however, that at least 20 days prior to the effective date of any such merger or consolidation, the Board shall, in its sole discretion, either (i) make some or all Unvested awards Vested immediately prior to the consummation of such merger or consolidation, and/or (ii) if there is a surviving or acquiring corporation or other related entity, arrange, subject to the consummation of such merger or consolidation, to have such corporation or related entity or an Affiliate of such corporation or related entity grant to Participants replacement awards for Unvested awards which have not been Vested pursuant to clause (i) hereof which provide similar treatment and comparable value to similarly situated Participants.
          The Board may grant awards under the Plan in substitution for awards held by employees, consultants or advisers of another corporation who concurrently become employees, consultants or advisers of the Company or any of its Subsidiaries as the result of a merger or consolidation of such other corporation with the Company or any of its Subsidiaries, or as the result of the acquisition by the Company or any of its Subsidiaries of property or stock of such other corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.
     7. Certain Rights.
          Neither the adoption of the Plan nor the grant of awards shall confer upon any Participant any right to continue as a director of, an officer of, an employee of, or consultant or adviser to, the Company, any parent of the Company or any Subsidiary or affect in any way the right of the Company, any of its parents or any of its Subsidiaries to terminate such Participant at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of any termination of the relationship of any Participant, even if such termination is in violation of any obligation of the Company to such Participant by contract or otherwise.
     8. Effect, Discontinuance, Cancellation, Amendment and Termination.
          Neither the adoption of the Plan nor the grant of awards to a Participant shall affect the Company’s right to make awards to such Participant that are not subject to the Plan, to issue to such Participant Units as a bonus or otherwise or to adopt other plans or arrangements under which Units may be issued.
          The Board may at any time discontinue granting awards under the Plan. With the written consent of any Participant, the Board may at any time cancel in whole or in part any existing award held by such Participant and grant another award for such number of Units as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards; provided, however, that except as expressly provided in the Plan or in any award granted hereunder, no such amendment shall adversely affect the rights of any Participant (without the written consent of two-thirds of such Participants) under such awards.
     9. Definitions
          “Acquiring Person” means any Person who acquires the assets of the Company pursuant to a Change of Control.
          “Affiliate” means with respect to any specified Person, (a) with respect to any natural Person, any trust, family limited partnership or similar entity created by such natural Person solely for the benefit of such natural Person for estate planning purposes, and (b) with respect to any other Person, any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person (for the purposes of this definition, “control,” including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise). Notwithstanding the foregoing, (i) Affiliates of any Investor shall only include (A) investment funds under common management (directly or indirectly) with such Investor and (B) other Investors and their respective Affiliates (as modified by this sentence), and shall not include limited partners or portfolio companies of such Investor.
          “Board” or “Board of Managers” refers to the board of managers of the Company.
          “Cause” has the meaning set forth in Section 6(d).
          “Change of Control” means (a) any change in the ownership of the capital stock, Units or other equity interests of the Company if, immediately after giving effect thereto, (i) the Investors and their Affiliates will hold, directly or indirectly, less than 50% of the number of Class A Common Units held by the Investors and their Affiliates as of the Effective Date (as adjusted appropriately to reflect splits, reverse splits and similar changes to the capital structure) or (ii) any Person other than the Investors and their Affiliates will hold, directly or indirectly, greater than 50% of the number of outstanding Class A Common Units of the Company; or (b) any sale or other disposition of all or substantially all of the assets of the Company (including, without limitation, by way of a merger or consolidation or through the sale of all or substantially all of the stock, membership interests or other equity interests of its Subsidiaries or sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole) to the

Acquiring Person if, immediately after giving effect thereto, the Investors and their Affiliates will not have the power to elect a majority of the members of the board of managers or board of directors (or other similar governing body) of the Acquiring Person.
          “Committee” has the meaning set forth in Section 3.
          “Common Units” has the meaning set forth in Section 5(c).
          “Company” has the meaning set forth in Section 1.
          “Distribution Threshold” has the meaning set forth in Section 6(a).
          “Effective Date” has the meaning set forth in Section 4.
          “Investors” means each of Fenway Partners Capital Fund II, L.P., a Delaware limited partnership, FPIP Trust, LLC, a Delaware limited liability company, FPIP LLC, a Delaware limited liability company, Fenway Partners, Inc., a Delaware corporation, and any of their respective Affiliates.
          “LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of March 16, 2006, as amended, restated and in effect from time to time, among the Company and the other parties named therein.
          “Participants” has the meaning set forth in Section 2.
          “Person” means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated entity of any kind, governmental entity, or any other legal entity.
          “Plan” has the meaning set forth in Section 1.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Subsidiary” means any Person of which the Company at the time (a) shall own, directly or indirectly through a Subsidiary, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (b) shall control the board of directors or managers of such Person.
          “Unallocated Units” has the meaning set forth in Section 3.
          “Unvested award” has the meaning set forth in Section 6(g).
          “Vested” has the meaning set forth in Section 6(b).